Exhibit 10.1

AMENDMENT TO LETTER OF INTENT

January 17, 2007

Youssef M Habib, CEO
Illuminex Corporation
1064 New Holland Ave.
Lancaster, PA 17601

Dear Mr. Habib:

The undersigned, Samdrew IV, Inc. (“Samdrew”), has entered into that certain Letter of Intent for Reverse Merger with Illuminex Corporation (“Illuminex”) dated June 20, 2006 (the “Letter of Intent”). Capitalized terms not otherwise defined herein shall have their respective meanings as set forth in the Letter of Intent.

Both Samdrew and Illuminex hereby agree to amend certain provisions of the Letter of Intent as follows:

1.
Additional Conditions. The obligations of the parties contained in clause 4 of the Letter of Intent shall be amended so that the Closing will occur as soon as practicable, but the parties desire the Closing be completed no later than April 9, 2007.

2.
No-Shop. The obligations of the parties contained in clause 5 of the Letter of Intent shall remain in effect until the earliest to occur of (a) the Closing, (b) the date on which Samdrew and Illuminex mutually agree in writing to discontinue negotiations regarding such a transaction on the terms set forth herein, or (c) April 9, 2007.

3.
No Material Changes in Business. The obligations of the parties contained in clause 9 of the Letter of Intent shall remain in effect until the earliest to occur of the termination of the Letter of Intent, April 9, 2007 or the date of execution of the Definitive Agreements.

4.
Binding Nature of Letter. The obligations of the parties contained in clause 10 of the Letter of Intent shall be amended so that the Binding Provisions (along with the rest of the Letter of Intent) may be terminated (A) by mutual written consent of both parties; or (B) upon written notice by either party to the other if the Definitive Agreements have not been executed by April 9, 2007, provided, however, that the termination of the Binding Provisions shall not affect the liability for breach of any of the Binding Provisions prior to the termination.

In all other respects, the Letter of Intent shall remain unmodified and in full force and effect.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this letter, whereupon it will become a binding agreement between Samdrew and Illuminex in accordance with its terms.

Very truly yours,

SAMDREW IV, INC.

By: /s/ David N. Feldman
       Name: David N. Feldman
       Title:   President

Accepted and agreed to this
17th day of January, 2007.

ILLUMINEX CORPORATION

By: /s/ Youssef M. Habib
       Name:  Youssef M. Habib
       Title:    Chief Executive Officer